Exhibit 10.4

BITNILE Holdings, Inc.

Amended and Restated Amendment To

Securities Purchase Agreement

This amended and restated amendment (the “Amendment”), dated as December 29, 2022 to the Securities Purchase Agreement dated December 16, 2022 (the “Agreement”), by and between ______________ (the “Majority Holder”) and BitNile Holdings, Inc. (“NILE”). All capitalized terms in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, NILE and the Majority Holder desire to amend the Agreement in certain respects to allow _________________ (“_____”) to invest in the Notes.

WHEREAS, the Majority Holder constitutes the “majority in interest” of the Investors as such term is used in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

1.       The definition of “Funding Amount” in Section I is hereby deleted and replaced in its entirely by the following:

“Funding Amount” means an amount equal to Sixteen Million Eighty-One Thousand Eight Hundred Seventy Dollars and Fifty Cents ($16,081,870.50), consisting of a cash payment of Thirteen Million Three Hundred Twenty-Two Thousand Nine Hundred Forty Dollars ($13,322,940), the forgiveness of Nine Hundred Seventy-Two Thousand Fifty-Six Dollars ($972,056) owed to _____ by the Company for cashless exercise of warrants issued to _____ on December 29, 2021 and a non-reimbursable expense allocation of One Million Seven Hundred Eighty-Six Thousand Eight Hundred Seventy-Four Dollars and Fifty Cents ($1,786,874.50).”

2.       Section 2.1 is hereby deleted and replaced in its entirety by the following:

“2.1 Purchase and Sale of the Note. Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, original issuance discount senior secured promissory notes in the form attached hereto as Exhibit B (the “Note”), in the aggregate principal amount of Seventeen Million Five Hundred Eleven Thousand Three Hundred Seventy Dollars and Ten Cents ($17,511,370.10), subject to adjustment as set forth in the Note (the “Principal Amount”) in exchange for the Funding Amount.”

3.       Section 2.2 is hereby deleted and replaced in its entirety by the following:

“2.2 Closing. The closing hereunder, including payment for and delivery of the Note, shall take place remotely via the exchange of documents and signatures, no later than ten (10) Business Days following the execution and delivery of this Agreement, subject to satisfaction or waiver of the conditions set forth in Section 6, or at such other time and place as the Company and the Investor agree upon, orally or in writing (the “Closing,” and the date of the Closing being the “Closing Date”). On the Closing Date, (i) the Investor shall pay the Funding Amount to the Company by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall issue to the Investor a Note in the Principal Amount, duly executed on behalf of the Company and registered in the name of the Investor or its designee. Notwithstanding anything else to the foregoing, the sale of the Notes may be made in one or more Closings and on one or more Closing Dates.”

4.       The Company and the Majority Holder acknowledge and agree that the initial Closing occurred on December 16, 2022, whereby the Majority Holder purchased a Note in the principal amount of Fourteen Million Seven Hundred Thousand Dollars ($14,700,000) in exchange for the funding amount of Thirteen Million Five Hundred Thousand Dollars ($13,500,000), consisting of a cash payment of Twelve Million Dollars ($12,000,000) and a non-reimbursable expense allocation of One Million Five Hundred Thousand Dollars ($1,500,000).

5.       This Amendment shall be binding on the Holder and all of its successors, heirs, personal representatives and assigns and permitted transferees.

6.       Except as amended hereby, the Agreement shall remain unmodified and is hereby ratified in all respects.

7.       This Amendment may be executed and delivered (including by electronic or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Agreed this 29nd day of December, 2022.

BITNILE HOLDINGS, INC.

By:		By:
William B. Horne
Chief Executive Officer

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